Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 31, 2022, with respect to the consolidated financial statements of Zenvia Inc. incorporated herein by reference.

Porto Alegre, Brazil

July 7, 2022

/s/ KPMG Auditores Independentes Ltda.

KPMG Auditores Independentes Ltda.